Exhibit 10.4

LOAN AGREEMENT

between

MERIT MEDICAL SYSTEMS, INC.

and

ENCORE MEDICAL, INC.

November 6, 2023

Loan Agreement

This Loan Agreement (this “Agreement”), dated as of November 6, 2023, is entered into between Encore Medical, Inc., a Minnesota corporation (the “Borrower”), and Merit Meical Systems, Inc., a Utah corporation (the “Lender”).

RECITALS

WHEREAS, The Borrower has requested that the Lender make a loan to the Borrower, and the Lender is willing to do so on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01         Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” as to any Person, means any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Anti-terrorism Law” means any Requirement of Law related to money laundering or financing terrorism including the PATRIOT Act, The Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b), and 1951-1959) (also known as the “Bank Secrecy Act”), the Trading With the Enemy Act (50 U.S.C. § 1 et seq.), and Executive Order 13224 (effective September 24, 2001).

“Asset Sale” means any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by Section 6.05).

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time, or any similar federal or state law for the relief of debtors.

“Blocked Person” means any Person that (a) is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”) or resides, is organized or chartered, or has a place of business in a country or territory subject to OFAC sanctions or embargo programs or (b) is publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other Requirement of Law.

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in Salt Lake City are authorized or required by law to close.

“Capital Lease Obligations” with respect to any Person, means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases under GAAP on the balance sheet of such Person and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” as to any Person, means (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such Person, (b) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof or, the District of Columbia having capital, surplus, and undivided profits aggregating in excess of $500,000,000, having maturities of not more than one year from the date of acquisition by such Person, (c) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, (d) commercial paper issued by any issuer rated at least A-1 by S&P or at least P-1 by Moody’s (or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally), and in each case maturing not more than one year after the date of acquisition by such Person, or (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above.

“Change in Law” means the occurrence after the date of this Agreement of (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment, or treaty, (b) any change in any law, rule, regulation, or treaty or in the administration, interpretation, implementation, or application by any Governmental Authority of any law, rule, regulation, or treaty, or (c) the making or issuance by any Governmental Authority of any request, rule, guideline, or directive, whether or not having the force of law; provided that, notwithstanding anything herein to the contrary (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, and all requests, rules, guidelines, or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines, or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted, or issued.

“Change of Control” means (a) any Person or group of persons within the meaning of § 13(d)(3) of the Securities Exchange Act of 1934 becomes the beneficial owner, directly or indirectly, of 35% or more of the outstanding Equity Interests of the Borrower, or (b) the majority of the seats (other than vacant seats) on the board of directors of the Borrower cease to be occupied by persons who were members of the board of directors of Borrower on the closing date.

“Closing Date” means the date on which the conditions precedent set forth in Section 3.01 are satisfied or waived.

“Code” means the Internal Revenue Code of 1986, as amended.

                “Collateral” has the meaning for such term set forth in the Security Agreement.

“Debt” of any Person at any date, without duplication, means (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than (i) trade payables incurred in the ordinary course of business and not past due for more than 61 days after the date on which each such trade payable or account payable was created and (ii) any earn-out, purchase price adjustment, or similar obligation until such obligation appears in the liabilities section of the balance sheet of such Person, (c) all obligations of such Person evidenced by notes, bonds, debentures, or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person to purchase, redeem, retire, defease, or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights, or options to acquire such Equity Interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit, or similar facilities in respect of obligations of the kind referred to in subsections (a) through (e) of this definition, (g) all Guaranty Obligations of such Person in respect of obligations of the kind referred to in subsections (a) through (f) above, and (h) all obligations of the kind referred to in subsections (a) through (g) above secured by (or which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation.

“Debtor Relief Law” means the Bankruptcy Code and all other liquidation, bankruptcy, assignment for the benefit of creditors, conservatorship, moratorium, receivership, insolvency, rearrangement, reorganization, or similar debtor relief laws of the US or other applicable jurisdictions in effect from time to time.

“Default” means any of the events specified in Section 7.01 which constitutes an Event of Default or which, upon the giving of notice, the lapse of time, or both pursuant to Section 7.01 would, unless cured or waived, become an Event of Default.

“Disposition” or “Dispose” means the sale, transfer, license, lease, or other disposition (whether in one transaction or in a series of transactions, and including any sale and leaseback transaction) of any property (including, without limitation, any Equity Interests) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer, or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollars” means the lawful currency of the United States.

“Eligible Assignee” has the meaning set forth in Section 8.04.

“Environmental Action” means any action, suit, demand, demand letter, claim, notice of violation or non-compliance, notice of liability or potential liability, investigation, proceeding, consent order, or consent agreement relating in any way to any Environmental Law, any permit issued under any Environmental Law, or any Hazardous Material, or arising from alleged injury or threat to health, safety, or the environment including (a) by any Governmental Authority for enforcement, clean-up, removal, response, remedial or other actions, or damages and (b) any Governmental Authority or third party for damages, contribution, indemnification, cost recovery, compensation, or injunctive relief.

“Environmental Law” means any and all Federal, state, foreign, local, or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority, or other Requirements of Law (including common law) as now or may at any time hereafter be in effect, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree, or judgment, regulating, relating to, or imposing liability or standards of conduct concerning protection of the environment or, to the extent relating to exposure to substances that are harmful or detrimental to the environment, or human health, or safety.

“Equity Interests” means any and all shares, interests, participations, or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership (or profit) interests in a Person (other than a corporation), securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person, and any and all warrants, rights, or options to purchase any of the foregoing, whether voting or nonvoting, and whether or not such shares, warrants, options, rights, or other interests are authorized or otherwise existing on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of §4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under §414 of the Code.

“Event of Default” has the meaning set forth in Section 7.01.“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal, or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of, or pertaining to, government.

“Guaranty Obligation” as to any Person, means any (a) obligation, contingent or otherwise, of such Person guaranteeing or having the effect of guaranteeing any Debt or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation, (ii) to purchase or lease property, securities, or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation, (iii) to maintain working capital, equity capital, net worth, or solvency or liquidity, or any level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) Lien on any assets of such Person securing any Debt or other obligation of any other Person, whether or not such Debt or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Debt to obtain any such Lien). The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Hazardous Materials” means (a) any gasoline, petroleum or petroleum products or by-products, radioactive materials, friable asbestos or asbestos-containing materials, urea-formaldehyde insulation, polychlorinated biphenyls, and radon gas and (b) any other chemicals, materials, or substances designated, classified, or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

“Insolvency” with respect to any Multiemployer Plan, means such Plan is insolvent within the meaning of §4245 of ERISA.

“Intellectual Property” means any and all intellectual property, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how, and processes, all rights therein, and all rights to sue at law or in equity for any past, present, or future infringement, violation, misuse, misappropriation, or other impairment thereof, whether arising under United States, multinational, or foreign laws, or otherwise, including the right to receive injunctive relief and all proceeds and damages therefrom.

“Lien” means any mortgage, pledge, hypothecation, assignment (as security), deposit arrangement, encumbrance, lien (statutory or other), charge, or other security interest, or any preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever having substantially the same economic effect as any of the foregoing (including any conditional sale or other title retention agreement and any capital lease).

“Loan Documents” means, collectively, this Agreement, the Security Agreement, the Promissory Note, the Right of First Offer Agreement and all other agreements, documents, certificates, and instruments executed and delivered to the Lender by any Loan Party in connection therewith.

“Loan Parties” means the Borrower and each Subsidiary of the Borrower that is or becomes a party to a Loan Document.

“Margin Stock” has the meaning specified in Regulation U of the Board as in effect from time to time.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower, individually, or the Borrower and its Subsidiaries taken as a whole, (b) the validity or enforceability of any Loan Document, (c) the perfection or priority of any Lien purported to be created by any Loan Document, (d) the rights or remedies of the Lender under any Loan Document, or (e) the ability of any Loan Party to perform any of its material obligations under any Loan Document to which it is a party.

“Material Contracts” with respect to any Person, means each contract to which such Person is a party involving aggregate consideration payable by or to such Person equal to at least $100,000 or otherwise material to the business, condition (financial or otherwise), operations, performance, properties, or prospects of such Person.

“Maturity Date” means the date that is the third anniversary of the Closing Date.

“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.

“Multiemployer Plan” means a Plan which is a multiemployer plan as defined in § 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions.

“Net Cash Proceeds” means (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds actually received from deferred payments of principal pursuant to a note, a receivable, or otherwise), net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be reserved for indemnification, adjustment of purchase price, or similar obligations pursuant to the agreements governing such Asset Sale, amounts required to be applied to the repayment of Debt secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Loan Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of Equity Interests or any incurrence of Debt, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions, and other customary fees and expenses actually incurred in connection therewith.

“Obligations” means all advances to, and debts (including principal, interest, fees, costs, and expenses), liabilities, covenants, and indemnities of, any Loan Party arising under any Loan Document or otherwise with respect to the Loan, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising. “Participant” has the meaning set forth in Section 8.04(c).

“Participant Register” has the meaning set forth in Section 8.04(c).

“PATRIOT Act” has the meaning set forth in Section 8.13.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto).

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority, or other entity.

“Plan” at any one time, means any “employee benefit plan” that is covered by ERISA and in respect of which the Borrower or an ERISA Affiliate is (or, if such plan were terminated at such time, would under §4062 or §4069 of ERISA be deemed to be) an “employer” as defined in §3(5) of ERISA.

“Properties” has the meaning set forth in Section 4.09(a).

“Recovery Event” means any settlement of or payment to any Loan Party in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Loan Party.

“Related Parties” with respect to any Person, means such Person’s Affiliates and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors, and representatives of it and its Affiliates.

“Reorganization” with respect to any Multiemployer Plan, means that such plan is in reorganization within the meaning of §4241 of ERISA.

“Reportable Event” means any of the events set forth in §4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived.

“Requirement of Law” as to any Person, means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” with respect to any Person, means the chief executive officer, president, or chief financial officer of such Person, except that with respect to financial matters, the Responsible Officer shall be the chief financial officer or treasurer of such Person.

“Restricted Payments” has the meaning set forth in Section 6.07.

“Right of First Offer Agreement” means that certain Right of First Offer Agreement in the form as set forth in Exhibit II hereto to be entered between the parties on the Closing Date.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“SEC” means the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

“Security Agreement” means the Security Agreement made by the Borrower and in favor of the Lender, dated as of the Closing Date, as the same may be amended, amended and restated, supplemented, or otherwise modified from time to time to the extent permitted under the Loan Documents.

“Single Employer Plan” means any Plan that is covered by Title IV of ERISA, other than a Multiemployer Plan.

“Solvent” with respect to any Person as of any date of determination, means that on such date (a) the present fair salable value of the property and assets of such Person exceeds the debts and liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the property and assets of such Person is greater than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities, including contingent liabilities, as such debts and other liabilities become absolute and matured, (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts and liabilities, including contingent liabilities, beyond its ability to pay such debts and liabilities as they become absolute and matured, and (d) such Person does not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subsidiary” as to any Person, means any corporation, partnership, limited liability company, joint venture, trust, or estate of or in which more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class of such corporation may have voting power upon the happening of a contingency), (b) the interest in the capital or profits of such partnership, limited liability company, or joint venture or, (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Taxes” means any and all present or future income, stamp, or other taxes, levies, imposts, duties, deductions, charges, fees, or withholdings imposed, levied, withheld, or assessed by any Governmental Authority, together with any interest, additions to tax, or penalties imposed thereon and with respect thereto.

“Termination Date” means the earliest to occur of (a) the Maturity Date and (b) the date on which the maturity of the Loan is accelerated (or deemed accelerated) pursuant to Section 7.02.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in the state of Delaware from time to time.

Section 1.02           Interpretation. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)             The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument, or other document shall be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented, or otherwise modified (subject to any restrictions on such amendments, supplements, or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof,” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits, and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.

(b)            In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)            Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean the repayment in Dollars in full in cash or immediately available funds (and in the case of any other contingent Obligations, providing cash collateral or other collateral as may be requested by the Lender) of all of the Obligations.

(d)            All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP as in effect from time to time, and applied on a consistent basis in a manner consistent with that used in preparing the Borrower’s financial statements, except as otherwise specifically prescribed herein.

(e)            For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (i) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (ii) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its equity interests at such time.

ARTICLE II
THE LOAN

Section 2.01          The Loan. Subject to the terms and conditions of this Agreement, the Lender agrees to make, in a single advance, a loan to the Borrower on the Closing Date in an amount of ONE MILLION DOLLARS ($1,000,000). The Loan will be evidenced by a promissory note (the “Promissory Note”) substantially in the form of Exhibit I hereto.

Section 2.02          Repayment of the Loan. The Loan, and all principal and interest thereunder, shall be payable in full on the Maturity Date. The Borrower hereby unconditionally promises to pay to the Lender in full in cash, to the extent not previously paid, the then-unpaid principal amount of and accrued interest under the Loan on the Maturity Date.

Section 2.03          Optional Prepayment. The Borrower may at any time and from time to time prepay the Loans, in whole but not in part, without premium or penalty.

Section 2.04          Interest. Interest shall accrue on the principal amount of the Loan at the rate of seven percent (7.0%) per annum (the “Interest Rate”), compounded annually. All interest and fees accruing hereunder shall be calculated on the basis of actual days elapsed during a year of 360 days. Lender’s records in respect of loans advanced, accrued interest, payments received and applied, and other matters in respect of calculation of the amount payable shall be deemed conclusive absent manifest error.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01          Conditions Precedent to Initial Loans. The obligation of the Lender to make the Loan requested to be made by it hereunder is subject to the satisfaction or the waiver by the Lender of the following conditions precedent:

(a)            The Lender shall have received:

 (i)            this Agreement, duly executed and delivered by an authorized officer of the Borrower; and

 (ii)           the Security Agreement, the Promissory Note, the Right of First Offer Agreement and any other Loan Documents, in each case executed and delivered by the Loan Parties party thereto;

(b)            The Lender shall have received:

 (i)            financial statements of the Borrower for the two most recent fiscal years ended prior to the Closing Date as to which such financial statements are available; and

(ii)            unaudited interim financial statements of the Borrower for each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (i) of this Section 3.01(b) as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lender, reflect any material adverse change in the financial condition of the Borrower, as reflected in the financial statements described in clause (ii) of this Section 3.01(b);

(c)            All governmental and third-party approvals necessary in connection with the continuing operations of the Loan Parties and their Subsidiaries, and the transaction contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent, or otherwise impose adverse conditions on the financing contemplated hereby;

(d)            The Lender shall have received satisfactory evidence that all existing indebtedness of the Borrower shall have been paid in full, or will be paid in full from the proceeds of the initial Loans hereunder;

(e)            The Lender shall have received results of a recent lien search in each of the jurisdictions where the Loan Parties are organized and the assets of the Loan Parties are located, and such searches confirm the priority of the Liens in favor of the Lender and reveal no liens on any of the assets of the Loan Parties;

(f)             Before giving effect to the Loan financing, there shall have occurred no Material Adverse Effect since December 31, 2022;

(g)            The Lender shall have received, in form and substance satisfactory to it, a certificate of each Loan Party, certified by a secretary of such Loan Party, dated the Closing Date, including:

 (i)           a certificate of formation, organization, or incorporation, as applicable, of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party;

 (ii)          by-laws, operating agreements, and partnership agreements, as applicable, for each Loan Party as in effect on the date on which the resolutions referred to below were adopted;

 (iii)         resolutions of the governing body of each Loan Party approving the transaction and each Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate, partnership, or limited liability company action;

 (iv)         a certification that the names, titles, and signatures of the officers of each Loan Party authorized to sign each Loan Document to which it is or is to be a party and other documents to be delivered hereunder and thereunder are true and correct;

 (v)          a good standing certificate for each Loan Party from its jurisdiction of organization; and

 (vi)         a good standing certificate for each Loan Party from each state where it is qualified to do business;

(h)            The Lender shall have received satisfactory evidence that each document (including any Uniform Commercial Code financing statement and appropriate filings with the United States Patent and Trademark Office or United States Copyright Office) required by the Loan Documents or any Requirement of Law or reasonably requested by the Lender to be filed, registered, or recorded in order to create in favor of the Lender a perfected first priority Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted under this Agreement), shall be in proper form for filing, registration, and recording/shall have been properly filed (or provided to the Lender) or executed and delivered in each jurisdiction.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Lender to enter into this Agreement and to make the Loans hereunder, the Borrower hereby represents and warrants to the Lender that:

Section 4.01          Existence; Compliance With Laws. Each Loan Party (a) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation, (b) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease, or operation of property or the conduct of its business requires such qualification, and (c) is in compliance with all Requirements of Law.

Section 4.02          Power; Authorization; Enforceability.

(a)            Each Loan Party has the power and authority, and the legal right, to own or lease and operate its property, and to carry on its business as now conducted and as proposed to be conducted, and to execute, deliver, and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain Loans hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery, and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowing of Loans on the terms and conditions contained herein. No consent or authorization of, filing with, notice to, or other act by, or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity, or enforceability of this Agreement or any of the Loan Documents. Each Loan Document has been duly executed and delivered by each Loan Party party thereto.

(b)            This Agreement constitutes, and each other Loan Document when delivered hereunder will constitute, a legal, valid, and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 4.03          No Contravention. The execution, delivery, and performance of this Agreement and the other Loan Documents, the borrowing of the Loan hereunder, and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Loan Party and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or assets pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Loan Documents). No Requirement of Law or Contractual Obligation applicable to any Loan Party could reasonably be expected to have a Material Adverse Effect.

Section 4.04          Financial Statements.

(a)            The balance sheet of the Borrower as at December 31, 2022 and the related statements of income and of cash flows for the fiscal year ended on such date, present fairly the financial condition of the Borrower as at such date, and the results of its operations and its cash flows for the fiscal year then ended, in accordance with GAAP.

(b)            The unaudited balance sheet of the Borrower as at September 30, 2023, and the related unaudited statements of income and of cash flows for the nine-month period ended on such date, duly certified by the chief financial officer of the Borrower, present fairly the financial condition of the Borrower as at such date, and the results of its operations and its cash flows for the nine-month period then ended, in accordance with GAAP (subject to the absence of footnotes).

Section 4.05          No Material Adverse Effect. Since December 31, 2022, no development or event has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

Section 4.06          No Litigation. No action, suit, litigation, investigation, or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Loan Party or against any of its property or assets (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) that could reasonably be expected to have a Material Adverse Effect

Section 4.07          No Default. No Default or Event of Default has occurred and is continuing and no default has occurred and is continuing under or with respect to any Contractual Obligation of the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

Section 4.08          Ownership of Property; Liens.

(a)            Each Loan Party has fee simple title to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 6.02.

(b)            Part A of Schedule 4.08 sets forth a complete and accurate list as of the date hereof of all Liens on the property or assets of any Loan Party, showing as of the date hereof the lienholder thereof and the property or assets of such Loan Party subject thereto.

(c)            Part B of Schedule 4.08 sets forth a complete and accurate list as of the date hereof of all real property owned by any Loan Party or any of its Subsidiaries with a fair market value, in excess of $100,000, showing as of the date hereof, the street address, county or other relevant jurisdiction, state, record owner, and book value thereof.

(d)            Part C of Schedule 4.08 sets forth a complete and accurate list as of the date hereof of all leases of real property under which any Loan Party is the lessee with annual rent payments in excess of $100,000, showing as of the date hereof, the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date, and annual rental cost thereof.

(e)            Part D of Schedule 4.08 sets forth a complete and accurate list as of the date hereof of all leases of real property under which any Loan Party is the lessor with annual rental income in excess of $100,000, showing as of the date hereof, the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date, and annual rental income thereof.

Section 4.09          Environmental Matters. Except as set forth on Schedule 4.09:

(a)            none of the facilities or properties currently or formerly owned, leased, or operated by any Loan Party (the “Properties”) contain or previously contained, any Hazardous Materials in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could result in liability under, any Environmental Law;

(b)            no Loan Party has received any notice of actual or alleged violation, non-compliance, or liability regarding compliance with Environmental Laws or other environmental matters or with respect to any of the Properties or the business operated by any Loan Party, nor is there any reason to believe that any such notice will be received or is being threatened;

(c)            the Properties and all operations at the Properties are and formerly have been in compliance with all applicable Environmental Laws, and there is no contamination at, under, or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by any Loan Party;

(d)            Hazardous Materials have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could result in liability under, any Environmental Law; no Hazardous Materials have been generated, treated, stored, or disposed of at, on, or under any of the Properties in violation of, or in a manner that could result in liability under, any applicable Environmental Law; and there has been no release or threat of release of Hazardous Materials at or from the Properties, or arising from or related to the operations of any Loan Party in connection with the Properties or the business operated by any Loan Party, in violation of or in amounts or in a manner that could result in liability under Environmental Laws;

(e)            no administrative or governmental action or judicial proceeding is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Loan Party is or will be a party with respect to the Properties or the business operated by any Loan Party, nor are there any decrees or orders or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the business operated by any Loan Party; and

(f)             no Loan Party has assumed any liability of any other Person under Environmental Laws.

Section 4.10          Insurance. The properties of the Loan Parties are insured with financially sound and reputable insurance companies which are not Affiliates of the Borrower, in such amounts, with such deductibles, and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party operates. Schedule 4.10 sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the Closing Date. Each insurance policy listed on Schedule 4.10 is in full force and effect and all premiums in respect thereof that are due and payable have been paid.

Section 4.11          Material Contracts. Schedule 4.11 sets forth all Material Contracts to which any Loan Party is a party or is bound as of the Closing Date. The Borrower has delivered true, correct, and complete copies of such Material Contracts to the Lender on or before the Closing Date. The Loan Parties are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract.

Section 4.12          Intellectual Property. Each Loan Party owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted or proposed to be conducted. No material claim has been asserted and is pending by any Person challenging the use, validity, or effectiveness of any Intellectual Property, nor is the Borrower aware of any valid basis for any such claim. The use of Intellectual Property by each Loan Party does not materially infringe on the rights of any Person. Borrower owns the PFO and ASD closure devices and all intellectual property associated therewith or related thereto, in each case, free and clear of all liens, claims and encumbrances, and owns all rights to manufacture, commercialize, market, sell and distribute the PFO and ASD closure devices, free and clear of all liens, claims, encumbrances or contractual restriction.

Section 4.13           Taxes. Each Loan Party has filed all Federal, state, and other tax returns that are required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties, and all other taxes, fees, or other charges imposed on it or any of its property by any Governmental Authority (except those that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Loan Party). No tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee, or other charge. No Loan Party is a party to any tax sharing agreement.

Section 4.14          ERISA. Each Plan is in compliance with ERISA, the Code and any Requirement of Law in all material respects; neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of §412 or §430 of the Code or §302 of ERISA) has occurred (or is reasonably likely to occur) with respect to any Plan. No Single Employer Plan has terminated, and no Lien has been incurred in favor of the PBGC or a Plan. Based on the assumptions used to fund each Single Employer Plan, the present value of all accrued benefits under each such Plan did not materially exceed the value of the assets of such Plan allocable to such accrued benefit as of the last annual valuation date prior to the date on which this representation is made. Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability that could reasonably be expected to result in a material liability under ERISA,] in connection with any Multiemployer Plan. No such Multiemployer Plan is (or is reasonably expected to be) terminated, in Reorganization, or insolvent (within the meaning of §4245 of ERISA).

Section 4.15          Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

Section 4.16          Investment Company Act. No Loan Party is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

Section 4.17          Subsidiaries; Equity Interests.

(a)            Except as disclosed to the Lender by the Borrower in writing from time to time after the Closing Date:

 (i)           The Borrower has no subsidiaries

 (ii)          there are no outstanding subscriptions, options, warrants, calls, rights, or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) relating to any Equity Interest of the Borrower, except as created by the Loan Documents.

(b)            All of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and non-assessable, and are owned by the Persons and in the amounts specified on Part A of Schedule 4.17 free and clear of all Liens except those created under the Loan Documents.

(c)            No Loan Party has any equity investments in any other corporation or entity other than those disclosed on Part B of Schedule 4.17.

Section 4.18          Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect (a) there are no strikes, lockouts, or other labor disputes pending or, to the knowledge of the Borrower, threatened against any Loan Party, (b) hours worked by and wages paid to employees of each Loan Party have not violated the Fair Labor Standards Act or any other applicable Requirement of Law, and (c) all payments due in respect of employee health and welfare insurance from any Loan Party have been paid or properly accrued on the books of the relevant Loan Party.

Section 4.19         Accuracy of Information, Etc. The Borrower has disclosed to the Lender all agreements, instruments, and corporate or other restrictions to which it is subject as of the Closing Date, and all other matters known to it as of the Closing Date, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No statement or information contained in this Agreement, any other Loan Document, or any other document, certificate, or statement furnished by or on behalf of the Borrower to the Lender, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document, or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statement contained herein or therein not misleading.

Section 4.20          Security Documents. The Security Agreement creates in favor of the Lender a legal, valid, continuing, and enforceable security interest in the Collateral, the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The financing statements, releases and other filings are in appropriate form and have been or will be filed in the offices specified in Schedule 3 of the Security Agreement. Upon such filings and/or the obtaining of “control” (as defined in the Uniform Commercial Code), the Lender will have a perfected Lien on, and security interest in, to and under all right, title, and interest of the grantors thereunder in all Collateral that may be perfected by filing, recording, or registering a financing statement or analogous document (including without limitation the proceeds of such Collateral subject to the limitations relating to such proceeds in the Uniform Commercial Code) or by obtaining control, under the Uniform Commercial Code (in effect on the date this representation is made) in each case prior and superior in right to any other Person, except for Liens permitted under Section 6.02.

Section 4.21          Solvency. Each Loan Party is, and after giving effect to the incurrence of all Debt and obligations incurred in connection herewith will be, Solvent.

Section 4.22          PATRIOT Act; OFAC and Other Regulations.

(a)             No Loan Party, any of its Subsidiaries, or any of the Affiliates or respective officers, directors, brokers, or agents of such Loan Party, Subsidiary, or Affiliate:

 (i)           has violated any Anti-terrorism Laws; or

 (ii)          has engaged in any transaction, investment, undertaking, or activity that conceals the identity, source, or destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering.

(b)            No Loan Party, any of its Subsidiaries, or any of the Affiliates or respective officers, directors, brokers, or agents of such Loan Party, Subsidiary, or Affiliate that is acting or benefiting in any capacity in connection with the Loans is a Blocked Person.

(c)            No Loan Party, any of its Subsidiaries, or any of the Affiliates or respective officers, directors, brokers, or agents of such Loan Party, Subsidiary, or Affiliate acting or benefiting in any capacity in connection with the Loans:

 (i)            conducts any business or engages in making or receiving any contribution of goods, services, or money to or for the benefit of any Blocked Person;

 (ii)          deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Anti-terrorism Law; or

 (iii)         engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-terrorism Law.

ARTICLE V

AFFIRMATIVE COVENANTS

During the term hereof, the Borrower shall, and shall cause its Subsidiaries to (except that, in the case of the covenants set forth in Section 5.01, Section 5.02, and Section 5.03, the Borrower shall furnish all applicable materials to the Lender):

Section 5.01           Financial Statements. Furnish to the Lender:

(a)            As soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the balance sheet of the Borrower as at the end of such year and the related statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year; and

(b)            As soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited balance sheet of the Borrower as at the end of such quarter and the related unaudited statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects; and

(c)            As soon as available, but in any event not later than 45 days after the end of each month occurring during each fiscal year of the Borrower, the unaudited balance sheet of the Borrower as at the end of such month and the related unaudited statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects.

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such Responsible Officer and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.

Section 5.02          Certificates; Other Information. The Borrower shall furnish the following to the Lender:

(a)            A list of all Intellectual Property owned or leased by any Loan Party as of the Closing Date and, on each anniversary thereof, a list of any Intellectual Property acquired by any Loan Party since the date of the most recent report delivered pursuant to this clause (or, in the case of the first such report so delivered, since the Closing Date);

(b)            Promptly, and in any event within 30 days thereafter, to the extent not previously disclosed to the Lender, a description of any change in the jurisdiction of organization of any Loan Party;

(c)            Promptly after the same are sent, copies of all proxy statements, financial statements, and reports that any Loan Party sends to any of its securities holders, and copies of all reports and registration statements that any Loan Party files with the SEC or any national securities exchange;

(d)            Promptly after the same are sent, copies of any statement or report sent to any holder of debt securities of any Loan Party pursuant to the terms of any indenture, loan agreement, or similar agreement and not otherwise required to be furnished to the Lender pursuant to any other clause of this Section;

(e)            Promptly upon receipt of the same, copies of all notices, requests, and other documents received by any Loan Party under or pursuant to any Material Contract or instrument, indenture, or loan agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect, and such information and reports regarding Material Contracts and such instruments, indentures, and loan agreements as the Lender may reasonably request from time to time;

(f)             Such other information respecting the business, condition (financial or otherwise), operations, performance, properties, or prospects of any Loan Party as the Lender may from time to time reasonably request.

Section 5.03           Notices. Promptly, and in any event within five days, give notice to the Lender of:

(a)            The occurrence of any Default or Event of Default;

(b)            Any (i) default or event of default under any Material Contract of any Loan Party or (ii) litigation, investigation, or proceeding that may exist at any time between any Loan Party and any Governmental Authority.

(c)            Any litigation or proceeding affecting any Loan Party (i) and not covered in full by insurance, (ii) in which injunctive or similar relief is sought, or (iii) which relates to any Loan Document;

(d)            The following events, as soon as possible and in any event within 15days after the Borrower or any of its ERISA Affiliates knows or has reason to know thereof:

 (i)           the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or any Multiemployer Plan; or

 (ii)          the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any ERISA Affiliate or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization, or Insolvency of, any Plan;

(e)            The occurrence of any Environmental Action against or of any noncompliance by any Loan Party with any Environmental Law or relevant permit that could reasonably be expected to have a Material Adverse Effect; and

(f)             Any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 5.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the relevant Loan Party proposes to take with respect thereto.

Section 5.04          Maintenance of Existence; Compliance.

(a)            (i) Preserve, renew, and maintain in full force and effect its corporate or organizational existence and (ii) take all reasonable action to maintain all rights, privileges, and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted under this Agreement

(b)            Comply with all Contractual Obligations and Requirements of Law

Section 5.05           Performance of Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Lender and, upon request of the Lender, make to each other party to each Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, except, in any case, where the failure to do so, either individually or in the aggregate, could not have a Material Adverse Effect.

Section 5.06          Maintenance of Property; Insurance.

(a)            Maintain and preserve all of its property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

(b)            Maintain insurance with respect to its property and business with financially sound and reputable insurance companies that are not Affiliates of the Borrower, in such amounts and covering such risks as are usually insured against by similar companies engaged in the same or a similar business.

Section 5.07           Inspection of Property; Books and Records; Discussions.

(a)            Keep proper books of records and accounts, in which full, true, and correct entries in all material respects and in any event in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions and assets in relation to its business and activities.

(b)            Permit the Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired/up to two times per year provided no Event of Default has occurred and is continuing/upon the occurrence and continuation of a Default or Event of Default and to discuss its business operations, properties, and financial and other condition with its officers and employees and its independent public accountants.

Section 5.08          Environmental Laws.

(a)              Obtain, comply and maintain in all material respects, and ensure the same in all material respects by all tenants and subtenants, if any, with all applicable Environmental Laws, any and all licenses, approvals, notifications, registrations, or permits required by applicable Environmental Laws.

(b)              Conduct and complete all investigations, studies, sampling, and testing, and all remedial, removal, and other actions necessary to remove and clean up all Hazardous Materials from any of its properties required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

Section 5.09          Use of Proceeds. Use the proceeds of the Loans to repay in full all outstanding indebtedness other than the Loan and for the general corporate purposes of the Loan Parties, in each case to the extent not prohibited under any Requirement of Law or the Loan Documents.

Section 5.10          Additional Matters, Etc.

(a)             With respect to any property acquired after the Closing Date by any Loan Party that is intended to be subject to a Lien created by any Loan Document, other than (x) property described in clause (b), (c) or (d) below and (y) any property subject to a Lien expressly permitted by this Agreement as to which the Lender does not have a perfected Lien, promptly, and in any event within 30 days of acquiring such property:

(i)               execute and deliver to the Lender such supplements or amendments to the Security Agreement or such other documents as the Lender deems necessary or advisable to grant to the Lender a security interest in such property; and

(ii)              take all actions necessary or advisable to grant to the Lender a perfected first priority security interest in such property, including the filing of UCC-1 financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be requested by the Lender.

(b)            With respect to any new Subsidiary created or acquired after the Closing Date by any Loan Party, promptly, and in any event within 30 days of the creation or acquisition of such Subsidiary:

(i)               execute and deliver to the Lender such supplements or amendments to any Loan Document as the Lender deems necessary or advisable to grant to the Lender a perfected first priority security interest in the Equity Interests of such new Subsidiary that are owned by any Loan Party;

(ii)              deliver to the Lender the certificates representing such Equity Interests, together with undated stock powers, in blank, executed by a duly authorized officer of the relevant Loan Party;

(iii)            cause such new Subsidiary (A) to become a party to the Security Agreement and (B) to take all actions necessary or desirable to grant to the Lender a perfected first priority security interest in the Collateral described in the Security Agreement with respect to such new Subsidiary, including the filing of UCC-1 financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be requested by the Lender;

(iv)             if requested by the Lender, deliver to the Lender a secretary’s certificate of such Subsidiary, with charter documents, by-laws, and appropriate resolutions attached; and

(v)              if requested by the Lender, deliver to the Lender legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Lender.

Section 5.11          Further Assurances. Promptly upon the request of the Lender:

(a)              Correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

(b)             Do, execute, acknowledge, deliver, record, re-record, file, re-file, register, and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignments, transfers, certificates, assurances, and other instruments as the Lender may reasonably require from time to time in order to:

(i)               carry out more effectively the purposes of the Loan Documents;

(ii)              to the fullest extent permitted by applicable law, subject any Loan Party’s properties, assets, rights, or interests to the Liens now or hereafter intended to be covered by the Security Agreement and the other Loan Documents;

(iii)            perfect and maintain the validity, effectiveness and priority of the Liens intended to be created under the Security Agreement and the other Loan Documents; and

(iv)            assure, convey, grant, assign, transfer, preserve, protect, and confirm more effectively to the Lender, the rights granted or now or hereafter intended to be granted to the Lender under any Loan Document or under any other instruments executed in connection with any Loan Document to which any Loan Party is or is to be a party.

ARTICLE VI

NEGATIVE COVENANTS

So long as the Loan or any other amounts payable to the Lender hereunder or under any other Loan Document have not been paid in full, the Borrower shall not, and shall not permit its Subsidiaries to:

Section 6.01          Limitation on Debt. Create, incur, assume, permit to exist, or otherwise become liable with respect to any Debt, except:

(a)              Debt of any Loan Party existing or arising under this Agreement and any other Loan Document;

(b)              Debt of:

(i)                the Borrower owed to any Subsidiary; and

(ii)               any Loan Party owed to the Borrower or any other Subsidiary;

(c)              Debt incurred to finance the acquisition, construction, or improvement of fixed or capital assets (including Capital Lease Obligations) secured by a Lien permitted under Section 6.02(g); provided that (i) such Debt is incurred simultaneously with such acquisition or the completion of such construction or improvement, (ii) such Debt when incurred shall not exceed the purchase price or the construction costs of the asset financed, and (iii) the aggregate principal amount of Debt permitted by this Section 6.01(c), shall not exceed $100,00 in the aggregate at any time outstanding; and

(d)              Debt of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Debt exists at the time such Person becomes a Subsidiary and is not created in contemplation of, or in connection with, such Person becoming a Subsidiary and (ii) the aggregate principal amount of Debt permitted by this Section 6.01(d) shall not exceed $100,00 at any time outstanding.

Section 6.02          Limitation on Liens. Create, incur, assume, or permit to exist any Lien on any property or assets (including Equity Interests of any of its Subsidiaries) now owned or hereafter acquired by it or on any income or rights in respect of any thereof, except:

(a)              Liens created pursuant to or arising under any Loan Document;

(b)              Liens imposed by law for taxes, assessments, or governmental charges not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted if adequate reserves with respect thereto are maintained in accordance with GAAP on the books of the applicable Person;

(c)              Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, and other similar Liens imposed by law, arising in the ordinary course of business, and securing obligations that are not overdue by more than 30 days or that are being contested in good faith and by appropriate proceedings diligently conducted;

(d)              Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens rights or set-off or similar rights;

(e)              Pledges and deposits and other Liens (i) made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, and other social security laws or regulations and (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty, or liability insurance to the Borrower or another Loan Party;

(f)              Liens (including deposits) to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds, and other obligations of like nature, in each case in the ordinary course of business;

(g)             Easements, zoning restrictions, rights-of-way, minor defects or irregularities in title, and similar encumbrances on real property imposed by law or arising in the ordinary course of business which, in the aggregate, are not material in amount and which do not materially detract from the value of the affected property or interfere materially with the ordinary conduct of business of the Borrower or any of its Subsidiaries;

(h)              Liens on fixed or capital assets acquired, constructed, or improved by the Borrower or any other Loan Party after the date hereof; provided that (i) such security interests secure Debt permitted by Section 6.01(c), (ii) such Liens and the Debt secured thereby are incurred simultaneously with such acquisition or the completion of such construction or improvement, (iii) such Liens shall not apply to any other property or assets of the Borrower or any other Loan Party, and (iv) the amount of Debt initially secured thereby is not more than 100% of the purchase price or construction or improvement cost of such fixed or capital asset;

(i)              To the extent such transactions create a Lien thereunder, liens in favor of lessors securing operating leases or sale and leaseback transactions, in each case to the extent such operating leases or sale and leaseback transactions are permitted under the terms of this Agreement;

(j)              Any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any other Loan Party or any Lien existing on any property or asset of any Person that becomes a Subsidiary of the Borrower or any other Loan Party at the time such Person becomes a Subsidiary of the Borrower or other Loan Party; provided that (i) such Lien is not created in contemplation of, or in connection with, such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall apply to the same category, type, and scope of assets, and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and any refinancing, refunding, extension, renewal, or replacement thereof that does not increase the outstanding principal amount thereof plus any accrued interest, premium, fee, and reasonable and documented out-of-pocket expenses payable in connection with any such refinancing, refunding, extension, renewal, or replacement;

(k)              Liens upon assets of the Borrower or any of its Subsidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 7.01; provided that (i) such Liens only serve to secure the payment of Debt arising under such Capitalized Lease Obligation and (ii) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any of its Subsidiaries;

(l)               Liens arising from precautionary Uniform Commercial Code financing statement filings solely as a precautionary measure in connection with operating leases or consignment of goods; and

(m)            Any other Liens on property not otherwise permitted by this Section 6.02 so long as neither (i) the aggregate principal amount of the Debt and other obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds $50,000 at any time outstanding.

Section 6.03          Mergers; Nature of Business.

(a)             Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Subsidiary of the Borrower that is a Loan Party may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Loan Party (other than the Borrower) may merge into any other Loan Party in a transaction in which the surviving entity is a Loan Party, and (iii) any Subsidiary that is not a Loan Party may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lender.

(b)             Engage in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date hereof and businesses reasonably related thereto.

Section 6.04          Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise), or capital contribution to, or purchase, hold, or acquire any Equity Interests, bonds, notes, debentures, or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:

(a)              Investments in Cash Equivalents, obligations of a credit quality and maturity comparable to that of the items referred to in clauses (a) through (e) of the definition of Cash Equivalents;

(b)              Guarantees permitted by Section 7.01;

(c)              Intercompany Investments by any Loan Party of, in, or to another Loan Party in the Borrower or any Person that, prior to such Investment, is a Loan Party;

(d)             Extensions of trade credit in the ordinary course of business (including any instrument evidencing the same and any instrument, security, or other asset acquired through bona fide collection efforts with respect to the same); and

Section 6.05          Limitation on Dispositions. Dispose of any of its property, whether now owned or hereafter acquired, or issue or sell any Equity Interests to any Person, except:

(a)             The sale or Disposition of machinery and equipment no longer used or useful in the business of any Loan Party;

(b)             The Disposition of obsolete or worn-out property in the ordinary course of business;

(c)             The sale of inventory and immaterial assets and the sale or disposition of cash or Cash Equivalents, in each case, in the ordinary course of business;

(d)             Dispositions of property to the Borrower or any other Loan Party;

(e)             The sale or issuance of any Loan Party’s Equity Interests to any other Loan Party;

(f)              Dispositions resulting from any taking or condemnation of any Property of the Borrower or any Subsidiary by any Governmental Authority or any assets subject to a casualty;

(g)             Any Disposition in connection with a sale and leaseback permitted pursuant to Section 7.06;

Section 6.06          Limitation on Sales and Leasebacks. Enter into any arrangement with any Person whereby such Loan Party shall sell or otherwise transfer any property owned by such Loan Party to (a) such Person and thereafter rent or lease such Property from such Person or (b) any other Person to whom funds have been or are to be advanced by such Person on the security of such Property or rental obligations of such Loan Party.

Section 6.07          Limitation on Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement, or other acquisition of, any Equity Interests of the Borrower or any of its Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any of its Subsidiaries (collectively, “Restricted Payments”), except that:

(a)              A Subsidiary of the Borrower may make a Restricted Payment to the Borrower or any Loan Party and/or any other Persons owning Equity Interests in such Subsidiary, so long as such Restricted Payment is made to the Borrower, such Loan Party, and/or such other Persons ratably in accordance with their Equity Interests of the same class or series therein; provided that, such Restricted Payment to such other holders of Equity Interests in such Subsidiary is attributable only to cash flows of such Subsidiary;

(b)             The Borrower may declare and pay dividends and make other distributions and payments with respect to its Equity Interests if payable solely in its Equity Interests;

(c)              The Borrower may purchase or otherwise acquire Equity Interests in any Subsidiary of the Borrower using additional shares of its Equity Interests; and

(d)             The Borrower may (i) make repurchases or redemptions of its Equity Interests (x) in connection with the exercise of stock options or restricted stock awards if such Equity Interests represent all or a portion of the exercise price thereof or (y) deemed to occur upon the withholding of a material portion of such Equity Interests issued to directors, officers, or employees of the Borrower or any Subsidiary under any stock option plan or other benefit plan or agreement for directors, officers, and employees of the Borrower and the Subsidiaries to cover withholding tax obligations of such Persons in respect of such issuance.

Section 6.08          Limitation on Prepayments of Debt and Amendments of Debt Instruments.

(a)             Make or offer to make any optional or voluntary payment or prepayment on or redemption, defeasance, or purchase of any amounts (whether principal or interest) payable under any Debt which is contractually subordinated in right of payment to the obligations of the Loan Parties pursuant to the Loan Documents.

(b)             Amend, modify, waive, or otherwise change, or consent or agree to any amendment, modification, waiver, or other change to any of the terms of any Debt that is contractually subordinated to the obligations of the Loan Parties pursuant to the Loan Documents, other than any amendment, modification, waiver, or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee.

Section 6.09          Limitation on Transactions With Affiliates. Enter into or be a party to any transaction including any purchase, sale, lease, or exchange of property, the rendering of any service, or the payment of any management, advisory, or similar fees, with any Affiliate unless such transaction is:

(a)              Otherwise permitted by the terms of this Agreement;

(b)              In the ordinary course of business of the Borrower or the relevant Subsidiary, as the case may be; and

(c)              On fair and reasonable terms no less favorable to the Borrower or the relevant Subsidiary, as the case may be, than those that would have been obtained in a comparable transaction on an arm’s length basis from an unrelated Person.

Section 6.10          Limitation on Restrictive Agreements. Enter into or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to:

(a)              Make Restricted Payments in respect of any Equity Interests of such Subsidiary held by, or pay any Debt owed to, the Borrower or any other Subsidiary of the Borrower;

(b)             Make loans or advances to, or Investments in, the Borrower or any other Subsidiary of the Borrower; and

(c)             Transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions (i) existing under the Loan Documents and (ii) with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Equity Interests or assets of such Subsidiary.

Section 6.11          Limitation on Amendments of Material Contracts. Amend, supplement, or otherwise modify (pursuant to a waiver or otherwise):

(a)                Its articles of incorporation, certificate of designation, operating agreement, bylaws, or other organizational document; or

(b)                The terms and conditions of any Material Contract;

in each case, in any respect materially adverse to the interests of the Lender, without the Lender’s prior written consent.

Section 6.12          Limitation on Transactions.

Until December 31, 2023, not to, and to ensure that none of its officers, directors, equity holders, representatives, affiliates or agents, directly or indirectly:

(a)              enter into any transaction with any party other than Lender relative to any acquisition, distribution, disposition, license, commercialization or sale of Borrower’s Intellectual Property or any other material asset of Borrower or any equity interest in Borrower or any interests or other rights that would include or affect the business or operations of Borrower;

(b)              solicit or encourage submission of any inquiry, proposal or offer from any other party relative to any potential acquisition, distribution, disposition, license, commercialization or sale of the Intellectual Property of Borrower or any other material asset of Borrower or any equity interest in Borrower or any interests or other rights that would include or affect the Intellectual Property of Borrower; or

(c)              provide information to any person other than Lender relating to any possible disposition or sale of the Intellectual Property of Lender or any other material asset of Borrower or any equity interest in Borrower or any interests or other rights that would include or affect the Intellectual property or the equity ownership of Borrower.

ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES

Section 7.01          Events of Default. Each of the following events or conditions shall constitute an “Event of Default” (whether it shall be voluntary or involuntary or come about or be affected by any Requirement of Law or otherwise):

(a)              the Borrower fails to pay (x) any principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment, or otherwise or (y) any interest on any Loan, or any fee or other amount payable hereunder or under any other Loan Document when due and such failure remains unremedied for a period of two Business Days;

(b)             any representation, warranty, certification, or other statement of fact made or deemed made by or on behalf of any Loan Party herein or in any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder or in any certificate, document, report, financial statement, or other document furnished by or on behalf of any Loan Party under or in connection with this Agreement or any other Loan Document, proves to have been false or misleading in any material respect on or as of the date made or deemed made;

(c)              any Loan Party fails to perform or observe any covenant, term, condition, or agreement contained in Section 5.03, Section 5.04(a), Section 5.09, Section 5.10, or Article 7;

(d)             any Loan Party fails to perform or observe any other covenant, term, condition, or agreement contained in this Agreement or any other Loan Document (other than as provided in subsections (a) through (c) of this Section 7.01) and such failure continues unremedied for a period of 30 days after written notice to the Borrower from the Lender;

(e)              Any Loan Party:

(i)              fails to pay any principal or interest in respect of any Debt (including any Guaranty Obligation, but excluding any Debt outstanding under this Agreement) when due and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or

(ii)             fails to perform or observe any other covenant, term, condition, or agreement relating to any such Debt or contained in any instrument or agreement evidencing or relating thereto, or any other event occurs or condition exists, the effect of which failure or other event or condition is to cause, or to permit the holder or beneficiary of such Debt (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice, if required, such Debt to become due prior to its stated maturity (or, in the case of any such Debt constituting a Guaranty Obligation, to become payable); or any such Debt is declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption or as a mandatory prepayment), purchased, or defeased, or an offer to prepay, redeem, purchase, or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof;

(f)

(i)             Any Loan Party (x) commences any case, proceeding, or other action under any existing or future Debtor Relief Law, seeking (A) to have an order for relief entered with respect to it, or (B) to adjudicate it as bankrupt or insolvent, or (C) reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts, or (D) appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets or (y) makes a general assignment for the benefit of its creditors;

(ii)             there is commenced against any Loan Party in a court of competent jurisdiction any case, proceeding, or other action of a nature referred to in clause (i) above which (x) results in the entry of an order for relief or any such adjudication or appointment or (y) remains undismissed, undischarged, unstayed, or unbonded for 30 days;

(iii)           there is commenced against any Loan Party any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, stayed, or bonded pending appeal within 30 days from the entry thereof;

(iv)            any Loan Party is generally not, or is unable to, or admits in writing its inability to, pay its debts as they become due; or

(v)             any Loan Party takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above;

(g)

(i)              any Person shall engage in any “prohibited transaction” (as defined in §406 of ERISA or §4975 of the Code) involving any Plan;

(ii)            any failure to satisfy the minimum funding standard (within the meaning of Sections §412 or §430 of the Code or §302 of ERISA) shall exist with respect to any Plan, or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any ERISA Affiliate;

(iii)            a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of trustee is, in the reasonable opinion of the Lender, reasonably likely to result in the termination of such Plan for purposes of Title IV of ERISA;

(iv)            any Single Employer Plan shall terminate for purposes of Title IV of ERISA; or

(v)            the Borrower or any ERISA Affiliate shall in the reasonable opinion of the Lender be likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan;

and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could, in the Lender’s sole judgment, reasonably be expected to have a Material Adverse Effect;

(h)             one or more judgments or decrees is entered against any Loan Party by a court of competent jurisdiction involving, in the aggregate, a liability in an amount in excess of $100,000;

(i)              the Security Agreement ceases for any reason to be valid, binding, and in full force and effect or any Lien created by the Security Agreement ceases to be enforceable and of the same effect and priority purported to be created thereby, other than as expressly permitted hereunder or thereunder;

(j)

(i)              any provision of any Loan Document ceases for any reason to be valid, binding, and in full force and effect, other than as expressly permitted hereunder or thereunder or solely as a result of the acts or omissions by the Lender;

(ii)             any Loan Party contests in any manner the validity or enforceability of any provision of any Loan Document; or

(iii)            any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document (other than as a result of repayment in full of the Obligations or purports to revoke, terminate, or rescind any provision of any Loan Document;

(k)              any Change of Control occurs;

(l)              there occurs in the reasonable judgment of the Lender a Material Adverse Effect;

(m)            Any Loan Party breaches any provision of the Right of First Offer Agreement;

(n)             Borrower ceases to own the PFO and ASD closure devices or any intellectual property associated therewith or related thereto, in each case, free and clear of all liens, claims and encumbrances, or to own all rights to manufacture, commercialize, market, sell and distribute the PFO and ASD closure devices, free and clear of all liens, claims, encumbrances or contractual restriction.

Section 7.02          Remedies Upon Event of Default. If any Event of Default occurs and is continuing, then:

(a)              if such event is an Event of Default specified in subsection (f) above with respect to the Borrower, the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable;

(b)              if such event is an Event of Default (other than an Event of Default under Section 7.01(f)), any or all of the following actions may be taken:

(i)              the Lender may, by notice to the Borrower, declare the Loan (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable; and

(ii)             the Lender may exercise all rights and remedies available to it under the Security Agreement and any other Loan Document.

ARTICLE VIII

MISCELLANEOUS

Section 8.01          Notices.

(a)              Except in the case of notices and other communications expressly permitted to be given by telephone (or by e-mail as provided in paragraph (b) below), all notices and other communications provided for herein shall be made in writing and mailed by certified or registered mail, delivered by hand or overnight courier service, or sent by facsimile as follows:

(i)              If to the Borrower or any other Loan Party, to it at 2975 Lone Oak Drive, Suite 140, Eagan, MN 55121 Attention of Michael Corcoran (email address: mcorcoran@encore-medical.com ; Telephone No. 651-797-0613).

(ii)             If to the Lender, to it at 1600 West Merit Parkway, South Jordan, Utah 84095, Attention of Brian Lloyd (email address: brian.11oyd@merit.com; Telephone No. (801) 253-1600).

Notices mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received. Notices sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next Business Day).

(b)              Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Lender. The Lender or the Borrower (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that, approval of such procedures may be limited to particular notices or communications.

(c)              Unless the Lender specifies otherwise:

(i)              notices and other communications sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail, or other written acknowledgment); and

(ii)             notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor;

                  provided that, if such notice, e-mail or other communication is not sent during the recipient’s normal business hours, such notice, e-mail, or communication shall be deemed to have been sent at the recipient’s opening of business on the next Business Day.

(d)             Either party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other party.

Section 8.02          Amendments and Waivers.

(a)             No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power, or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall comply with paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Lender may have had notice or knowledge of such Default at the time.

(b)             Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender or (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Lender and the Loan Party or Loan Parties that are parties thereto.

Section 8.03            Indemnity; Damage Waiver.

(a)              The Borrower agrees to indemnify and hold harmless the Lender and each of its Related Parties (each, an “Indemnified Party”) from and against, any and all claims, damages, losses, liabilities, and related expenses (including the fees, charges, and expenses of any counsel for any Indemnified Party, and shall indemnify and hold harmless each Indemnified Party from all allocated costs of internal counsel for such Indemnified Party), incurred by any Indemnified Party or asserted against any Indemnified Party by any Person (including the Borrower or any other Loan Party) other than such Indemnified Party and its Related Parties arising out of, in connection with, or by reason of:

(i)              the execution or delivery of any Loan Document or any agreement or instrument contemplated in any Loan Document, the performance by the parties thereto of their respective obligations under any Loan Document, or the consummation of the transactions contemplated by the Loan Documents;

(ii)             any Loan or the actual or proposed use of the proceeds therefrom;

(iii)            any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related to the Borrower or any of its Subsidiaries in any way; or

(iv)            any actual or prospective claim, investigation, litigation, or proceeding relating to any of the foregoing, whether based on contract, tort, or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnified Party is a party thereto;

(v)             any actual or alleged infringement or misappropriation of any Intellectual Property right of a third party asserted against Lender in relation to Borrower’s Intellectual Property.

provided that, such indemnity shall not be available to any Indemnified Party to the extent that such claims, damages, losses, liabilities, or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Party.

(b)             The Borrower agrees, to the fullest extent permitted by applicable law, not to assert, and hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential, or punitive damages (including, without limitation, any loss of profits or anticipated savings), as opposed to actual or direct damages, resulting from this Agreement or any other Loan Document or arising out of such Indemnified Party’s activities in connection herewith or therewith (whether before or after the Closing Date).

(c)              All amounts due under Section 8.03 shall be payable promptly.

(d)             The Borrower agrees that neither it nor any of its Subsidiaries will settle, compromise, or consent to the entry of any judgment in any pending or threatened claim, action, or proceeding in respect of which indemnification or contribution could be sought under Section 8.03 (whether or not any Indemnified Party is an actual or potential party to such claim, action, or proceeding) without the prior written consent of the applicable Indemnified Party, unless such settlement, compromise, or consent includes an unconditional release of such Indemnified Party from all liability arising out of such claim, action, or proceeding, which consent shall not be unreasonably withheld or delayed.

Section 8.04          Successors and Assigns.

(a)              The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy, or claim under or by reason of this Agreement.

(b)             The Lender may, at any time, without the consent of the Borrower, assign to one or more Eligible Assignees (as defined below) all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it). For purposes of this Agreement, “Eligible Assignee” means any Person other than a natural Person that is (i) an Affiliate of the Lender, (ii) a commercial bank, insurance company, investment or mutual fund, or other Person that is an “accredited investor” (as defined in Regulation D under the Securities Act), or (iii) a corporate entity that possesses financial sophistication and standing similar to that of the Lender. Subject to notification of an assignment, the assignee shall be a party hereto and, to the extent of the interest assigned, have the rights and obligations of the Lender under this Agreement, and the Lender shall, to the extent of the interest assigned, be released from its obligations under this Agreement (and, in the case of an assignment covering all of the Lender’s rights and obligations under this Agreement, the Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 8.03). The Borrower hereby agrees to execute any amendment and/or any other document that may be necessary to effectuate such an assignment, including an amendment to this Agreement to provide for multiple lenders and an administrative agent to act on behalf of such lenders. Any assignment or transfer by the Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by the Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(c)              The Lender may, at any time, without the consent of the Borrower, sell participations to one or more banks or other entities (each, a “Participant”) in all or a portion of the Lender’s rights and obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement. The Lender shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that, the Lender shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in the Loans or other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that any Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(d)             To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.08 as though it were the Lender.

Section 8.05          Survival. All covenants, agreements, representations, and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of, or any accrued interest on, any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of ARTICLE VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the termination of this Agreement or any provision hereof.

Section 8.06          Counterparts; Integration; Effectiveness.

(a)             This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Lender constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect to the subject matter hereof. Except as provided in Section 3.01, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received a counterpart hereof executed by the Borrower. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (“pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)             The words “execution,” “signed,” “signature,” and words of similar import in any Loan Document shall be deemed to include electronic or digital signatures or electronic records, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 USC § 7001 et seq.), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA, including the New York Electronic Signatures and Records Act (N.Y. Tech. §§ 301 to 309.

Section 8.07          Severability. If any term or provision of any Loan Document is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision thereof or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify the applicable Loan Document so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 8.08          Right of Setoff. If an Event of Default shall have occurred and be continuing, the Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, and without prior notice to the Borrower, any such notice being expressly waived by the Borrower, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lender or Affiliate to or for the credit or the account of the Borrower or any Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under the Loan Documents to the Lender or its Affiliates, whether direct or indirect, absolute or contingent, matured or unmatured, and irrespective of whether or not the Lender or any Affiliate shall have made any demand under the Loan Documents and although such obligations of such Loan Party are owed to a branch, office, or Affiliate of the Lender different from the branch, office, or Affiliate holding such deposit or obligated on such indebtedness. The Lender agrees to notify the Borrower promptly after any such set off and appropriation and application; provided that the failure to give such notice shall not affect the validity of such set off and appropriation and application.

Section 8.09          Governing Law; Jurisdiction; Consent to Service of Process.

(a)            This Agreement and the other Loan Documents and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of Utah, without regard to conflicts of laws principles.

(b)            Each Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation, or proceeding of any kind whatsoever, whether in law or equity, or whether in contract or tort or otherwise, against the Lender or any of its Related Parties in any way relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, in any forum other than the courts of the State of Utah sitting in Utah County, and of the United States District Court of Utah, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that any such action, litigation, or proceeding may be brought in any such Utah State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein or in any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)             Each Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any such court referred to in subsection (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)            Each Loan Party irrevocably consents to the service of process in the manner provided for notices in Section 8.01 and agrees that nothing herein will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Section 8.10          Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY. EACH PARTY HERETO (A) CERTIFIES THAT NO AGENT, ATTORNEY, REPRESENTATIVE, OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 8.11          Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 8.12          Confidentiality.

(a)            The Lender agrees to maintain the confidentiality of all non-public information received from the Borrower or any other Loan Party relating to the Borrower or its Subsidiaries or their respective businesses; provided that, in the case of information received from the Borrower or any Loan Party after the date hereof, such information is clearly identified at the time of delivery as being confidential information (the “Information”), except that Information may be disclosed:

(i)              to its Affiliates and its Related Parties in connection with the administration of this Agreement and the preservation, exercise, or enforcement of the rights of the Lender under this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential);

(ii)             to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority);

(iii)            on the advice of its counsel, to the extent required by any Requirement of Law or regulations or by any subpoena, court order, or similar legal process;

(iv)           in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action, or proceeding relating to this Agreement or any other Loan Document or the enforcement of its rights hereunder or thereunder;

(v)             with the consent of the Borrower; or

(vi)           to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) is available to the Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Subsidiaries, or (z) becomes available to the Lender or any of its Affiliates on a non-confidential basis from a source other than the Borrower or any other Loan Party.

(b)       Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 8.13          USA PATRIOT Act and Anti-Corruption Information. The Lender hereby notifies each Loan Party that pursuant to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “PATRIOT Act”) and 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), it is required to obtain, verify, and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow the Lender to identify such Loan Party in accordance with the PATRIOT Act and the Beneficial Ownership Regulation, and the Borrower agrees to provide, or cause the other Loan Parties to provide, such information from time to time to the Lender.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Encore Medical, Inc.

By	/s/ Michael Corcoran
Name:	Michael Corcoran
Title:	President & CEO

Merit Medical Systems, Inc.

By
Name:
Title:

EXHIBIT I - FORM OF PROMISSORY NOTE

SECURED PROMISSORY NOTE

$1,000,000.00	Salt Lake City,
Utah

November 6,
2023

FOR VALUE RECEIVED, the undersigned, Encore Medical, Inc., a Minnesota corporation (the “Borrower”), promises to pay to the order of Merit Medical Systems, Inc., a Utah corporation, and its successors and assigns (the “Lender”), at 1600 West Merit Parkway, South Jordan, Utah 84095, or at such other place as may be designated in writing by the Lender, the principal sum of ONE MILLION DOLLARS ($1,000,000) or such sum as may be advanced and outstanding from time to time, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Loan Agreement (as defined below), and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Loan Agreement.

This is the Promissory Note (the “Promissory Note”) referred to in that certain Loan Agreement dated as of the date hereof between the Borrower and the Lender (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”) pursuant to which the Lender agreed to make a loan (the “Loan”) to the Borrower. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Loan Agreement.

Reference is made to the Loan Agreement for provisions for the prepayment and repayment hereof and the acceleration of the maturity hereof, as well as the obligation of the Borrower to pay all costs of collection. This Promissory Note is entitled to the benefits and security of the Loan Documents.

If: (a) the Borrower shall fail to pay when due any sums payable hereunder, subject to any applicable notice and cure periods as set forth in the Loan Agreement; or (b) any Event of Default occurs and is continuing under the Loan Agreement or any other Loan Document; THEN the Lender may, at its sole option, declare all sums owing under this Promissory Note immediately due and payable; provided, however, that if any document related to this Promissory Note provides for automatic acceleration of payment of sums owing hereunder, all sums owing hereunder shall be automatically due and payable in accordance with the terms of such document.

If any attorney is engaged by the Lender to enforce or defend any provision of this Promissory Note or any other Loan Document, or as a consequence of any Event of Default, with or without the filing of any legal action or proceeding, then the Borrower shall pay to the Lender immediately upon demand all reasonable attorneys’ fees actually incurred, without reference to any statutory or other presumptions, and all costs incurred by the Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance owing hereunder as if such unpaid attorneys’ fees and costs had been added to the principal.

Notwithstanding anything to the contrary contained herein or in the Loan Documents, the Borrower hereby waives: presentment; demand; notice of dishonor; notice of default or delinquency; notice of acceleration; notice of protest and nonpayment; notice of costs, expenses or losses and interest thereon; notice of late charges; and diligence in taking any action to collect any sums owing under this Promissory Note or in proceeding against any of the rights or interests in or to properties securing payment of this Promissory Note.

Time is of the essence with respect to every provision hereof.

This Promissory Note shall be governed by, and construed and enforced in accordance with the laws of the State of Utah, except to the extent preempted by federal laws. The Borrower and all persons and entities in any manner obligated to the Lender under this Promissory Note consent to the jurisdiction of any federal or state court within the State of Utah having proper venue and also consent to service of process by any means authorized by the laws of the State of Utah or federal law.

All notices or other communications required or permitted to be given pursuant to this Promissory Note shall be given to the Borrower or the Lender at the address and in the manner provided for in the Loan Agreement.

No previous waiver and no failure or delay by the Lender in acting with respect to the terms of this Promissory Note or any other Loan Document shall constitute a waiver of any breach, default, or failure of condition under this Promissory Note, any other Loan Document or the obligations secured thereby. A waiver of any term of this Promissory Note, any other Loan Document or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver. In the event of any inconsistencies between the terms of this Promissory Note and the terms of any other document related to the loan evidenced by this Promissory Note, the terms of this Promissory Note shall prevail. The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by the Lender in writing.

[Signatures commence on the following page.]

Exhibit I - 2

IN WITNESS WHEREOF, the Borrower, intending to be legally bound, has duly executed and delivered this Secured Promissory Note as of the day and year first above written.

Encore Medical, Inc.

By	/s/ Michael Corcoran
Name: Michael Corcoran
Title: President & CEO

Exhibit I - 3

EXHIBIT II - RIGHT OF FIRST OFFER AGREEMENT

THIS RIGHT OF FIRST OFFER AGREEMENT (this “Agreement”), is made as of November 6, 2023, by and between Encore Medical, Inc., a Minnesota corporation (the “Borrower”), and Merit Medical Systems, Inc., a Utah corporation (the “Lender”).

RECITALS

WHEREAS, the Borrower and the Lender are parties to that certain Loan Agreement of even date herewith (the “Loan Agreement”); and

WHEREAS, in order to induce the Lender to enter into the Loan Agreement, the Borrower agreed to grant the Lender the rights as described herein;

NOW, THEREFORE, the parties hereby agree as follows:

Article I.                 Definitions. For purposes of this Agreement:

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person.

“New Securities” means, collectively, equity securities of the Borrower, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

Article II.                Rights to Future Stock Issuances.

Section 2.1 Right of First Offer. Subject to the terms and conditions of this Subsection 2.1 and applicable securities laws, if the Borrower proposes to offer or sell any New Securities, the Borrower shall first offer such New Securities to the Lender.

(a) The Borrower shall give notice (the “Offer Notice”) to the Lender, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b) By notification to the Borrower within twenty (20) days after the Offer Notice is given, the Lender may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, all or any portion of such New Securities. The closing of any sale pursuant to this Subsection 2.1(b) shall occur within ninety (90) days of the date that the Offer Notice is given.

Exhibit II - 1

If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 2.1(b), the Borrower may, during the ninety (90) day period following the expiration of the period provided in Subsection 2.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Borrower does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Lender in accordance with this Subsection 2.1.

Section 2.2 No Transfer of Intellectual Property. Borrower agrees during the term hereof not to transfer any of its Intellectual Property to any Person without the Lender’s consent, which consent may be withheld at Lender’s discretion.

Termination. This Agreement shall continue in full force and effect until the later of (a) the third anniversary hereof and (b) two years after the repayment in full of all obligations under the Loan Documents.

Article III.              Miscellaneous.

Section 3.01 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by the Lender without consent from the Borrower. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

Section 3.02 Governing Law. This Agreement shall be governed by the internal law of the State of Utah, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Utah.

Section 3.03 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 3.04 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

Exhibit II - 2

Section 3.05 Notices.

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth in the Loan Agreement or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection.

Section 3.06 Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Lender.

Section 3.07 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

Section 3.08 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) and the other Loan Documents constitute the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

Section 3.09 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Utah and to the jurisdiction of the United States District Court for the District of Utah for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Utah or the United States District Court for the District of Utah, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

Exhibit II - 3

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Each party will bear its own costs in respect of any disputes arising under this Agreement. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of Utah or any court of the State of Utah having subject matter jurisdiction.

Section 3.10 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

1.              [Remainder of Page Intentionally Left Blank]

Exhibit II - 4

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Encore Medical, Inc.

By	/s/ Michael Corcoran
Name: Michael Corcoran
Title: President & CEO

Merit Medical Systems, Inc.

By
Name:
Title:

Exhibit II - 5

Schedule 4.08

(A) SCHEDULE OF LEINS

None applicable.

(B) LIST OF REAL PROPERTY

None applicable.

(C) LEASES OF REAL PROPERTY AS LESSEE

None applicable.

(D) LEASES OF REAL PROPERTY AS LESSER

None applicable.

Schedule 4.08 - 1

Schedule 4.10

LIST OF INSURANCE POLICIES

1.    Pharmacists Mutual Policy #0100060543

2.    MedMarc Policy#N23MN380005

Schedule 4.10 - 1

Schedule 4.11

LIST OF MATERIAL CONTRACTS

None applicable.

Schedule 4.11 - 1

Schedule 4.17

(A) OUTSTANDING EQUITY INTEREST OWNERSHIP IN BORROWER

[To be inserted]

Schedule 4.17 - 1

(B) EQUITY INVESTMENTS

None applicable.

Schedule 4.17 - 1

THIS RIGHT OF FIRST OFFER AGREEMENT (this “Agreement”), is made as of November 6, 2023, by and between Encore Medical, Inc., a Minnesota corporation (the “Borrower”), and Merit Medical Systems, Inc., a Utah corporation (the “Lender”).

RECITALS

WHEREAS, the Borrower and the Lender are parties to that certain Loan Agreement of even date herewith (the “Loan Agreement”); and

WHEREAS, in order to induce the Lender to enter into the Loan Agreement, the Borrower agreed to grant the Lender the rights as described herein;

NOW, THEREFORE, the parties hereby agree as follows:

Article I.                 Definitions. For purposes of this Agreement:

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person.

“New Securities” means, collectively, equity securities of the Borrower, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

Article II.                 Rights to Future Stock Issuances.

Section 2.1 Right of First Offer. Subject to the terms and conditions of this Subsection 2.1 and applicable securities laws, if the Borrower proposes to offer or sell any New Securities, the Borrower shall first offer such New Securities to the Lender.

(a) The Borrower shall give notice (the “Offer Notice”) to the Lender, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b) By notification to the Borrower within twenty (20) days after the Offer Notice is given, the Lender may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, all or any portion of such New Securities. The closing of any sale pursuant to this Subsection 2.1(b) shall occur within ninety (90) days of the date that the Offer Notice is given.

Exhibit II - 1

If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 2.1(b), the Borrower may, during the ninety (90) day period following the expiration of the period provided in Subsection 2.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Borrower does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Lender in accordance with this Subsection 2.1.

Section 2.2 No Transfer of Intellectual Property. Borrower agrees during the term hereof not to transfer any of its Intellectual Property to any Person without the Lender’s consent, which consent may be withheld at Lender’s discretion.

Termination. This Agreement shall continue in full force and effect until the later of (a) the third anniversary hereof and (b) two years after the repayment in full of all obligations under the Loan Documents.

Article III.              Miscellaneous.

Section 3.01 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by the Lender without consent from the Borrower. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

Section 3.02 Governing Law. This Agreement shall be governed by the internal law of the State of Utah, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Utah.

Section 3.03 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 3.04 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

2

Section 3.05 Notices.

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth in the Loan Agreement or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection.

Section 3.06 Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Lender.

Section 3.07 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

Section 3.08 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) and the other Loan Documents constitute the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

Section 3.09 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Utah and to the jurisdiction of the United States District Court for the District of Utah for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Utah or the United States District Court for the District of Utah, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

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WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Each party will bear its own costs in respect of any disputes arising under this Agreement. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of Utah or any court of the State of Utah having subject matter jurisdiction.

Section 3.10 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Encore Medical, Inc.

By	/s/ Michael Corcoran
Name: Michael Corcoran
Title: President & CEO

Merit Medical Systems, Inc.

By
Name:
Title:

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